Exhibit 10.2(b)

CONSENT TO SUB-SUBLEASE
THIS CONSENT TO SUB-SUBLEASE (this "Agreement") is made as of September 19, 2018, by and among HCP BTC, LLC, a Delaware limited liability company ("Landlord"), AMGEN INC., a Delaware corporation ("Tenant"), PROTHENA BIOSCIENCES INC., a Delaware corporation ("Subtenant"), and ASSEMBLY BIOSCIENCES, INC., a Delaware corporation ("Sub-Subtenant").
RECITALS
A.    Reference is hereby made to that certain Build-to-Suit Lease dated December 20, 2001 (the "Original Lease"), as amended by that certain First Amendment to Build-to-Suit Lease dated January 22, 2003 (the "First Amendment"), that certain Second Amendment to Build-to-Suit Lease dated March 26, 2004(the "Second Amendment"), that certain Third Amendment to Build-to-Suit Lease dated August 12, 2004 (the "Third Amendment"), that certain Fourth Amendment to Build-to-Suit Lease and First Amendment to Workletter dated June 19, 2006 (the "Fourth Amendment"), that certain Fifth Amendment to Build-to-Suit Lease and Second Amendment to Workletter dated June 19, 2006 (the "Fifth Amendment"), that certain Sixth Amendment to Build-to-Suit Lease and Third Amendment to Workletter dated November 21, 2006 (the "Sixth Amendment"), and that certain Seventh Amendment to Build-to-Suit Lease and Fourth Amendment to Workletter dated February 21, 2008 (the "Seventh Amendment," and together with the Original Lease, the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment, the Fifth Amendment and the Sixth Amendment, the "Lease"), by and between Landlord (formerly known as Slough BTC, LLC) and Tenant (as successor in interest to Tularik) for seven (7) buildings in the Oyster Point research and development center located in South San Francisco, California (the "Premises") including the building located at 331 Oyster Point Boulevard, South San Francisco, California 94080 (the "Building").
B.    Pursuant to the terms of that certain Sublease, dated March 22, 2016, between Tenant and Subtenant (the "Sublease"), Tenant subleased to Subtenant the Building, as more particularly described in the Sublease (the "Sublet Premises"). The Sublease was guaranteed by Prothena Corporation plc ("Guarantor") pursuant to that certain Guaranty of Sublease dated March 22, 2016 (the "Guaranty") and Landlord, Tenant and Subtenant entered into that certain Consent to Sublease dated March 28, 2016 (the "Sublease Consent"), documenting Landlord's consent to the Sublease.
C.    Pursuant to the terms of Section 9.16 of the Sublease, Subtenant has requested Tenant's consent to that certain Sub-Sublease dated as of July 18, 2018 (the "Sub-Sublease"), between Subtenant and Sub-Subtenant, with respect to a sub-subletting by Sub-Subtenant of a portion of the Sublet Premises (the "Sub-Sublet Premises"), as more particularly set forth in the Sub-Sublease. A true and correct copy of the Sub-Sublease is attached hereto as Exhibit A. Tenant is willing to consent to the Sub-Sublease on the terms and conditions contained herein.
D.    Pursuant to the terms of Article 15 of the Lease, Tenant has requested Landlord's consent to the Sub-Sublease. Landlord is willing to consent to the Sub-Sublease on the terms and conditions contained herein.

873479.02/SD 888888-00823/10-3-18/mjh/mjh	-1-

E.    All defined terms not otherwise expressly defined herein shall have the respective meanings given in the Lease.
AGREEMENT
1.    Consent.
1.1    Landlord's Consent. Landlord hereby consents to the Sub-Sublease; provided however, notwithstanding anything contained in the Sub-Sublease to the contrary, such consent is granted by Landlord only upon the terms and conditions set forth in this Agreement. The Sub-Sublease is subject and subordinate to the Lease. Landlord shall not be bound by any of the terms, covenants, conditions, provisions or agreements of the Sub-Sublease. Sub-Subtenant acknowledges for the benefit of Landlord that Sub-Subtenant shall accept the Sub-Sublet Premises in its existing "as-is" condition as of the commencement of the Term thereunder, and that Landlord has not made any representation or warranty to Sub-Subtenant as to the compliance of the Sub-Sublet Premises with any law, statute, ordinance, rule or regulation. Landlord shall not be obligated to provide or pay for any improvement work or services related to the improvement of the Sub-Sublet Premises; provided, that the foregoing shall not modify Landlord's ongoing obligations set forth in the Lease. Sub-Subtenant hereby acknowledges and agrees that neither Landlord nor any agent of Landlord has made any representation or warranty to Sub-Subtenant regarding the condition of the Sub-Sublet Premises or the Project, or with respect to the suitability of any of the foregoing for the conduct of Sub-Subtenant's business. Subtenant and Sub-Subtenant hereby represent and warrant to Landlord that the copy of the Sub-Sublease attached hereto is a full, complete and accurate copy of the Sub-Sublease, and that there are no other documents or instruments relating to the use of the Sub-Sublet Premises by Sub-Subtenant other than the Sub-Sublease.
1.2    Tenant's Consent. Tenant hereby consents to the Sub-Sublease; provided however, notwithstanding anything contained in the Sub-Sublease to the contrary, such consent is granted by Tenant only upon the terms and conditions set forth in this Agreement. The Sub-Sublease is subject and subordinate to the Sublease (which is subject and subordinate to the Lease). Tenant shall not be bound by any of the terms, covenants, conditions, provisions or agreements of the Sub-Sublease. Sub-Subtenant acknowledges for the benefit of Tenant that Sub-Subtenant shall accept the Sub-Sublet Premises in its existing "as-is" condition as of the commencement of the Term thereunder, and that Tenant has not made any representation or warranty to Sub-Subtenant as to the compliance of the Sub-Sublet Premises with any law, statute, ordinance, rule or regulation. Tenant shall not be obligated to provide or pay for any improvement work or services related to the improvement of the Sub-Sublet Premises; provided, that the foregoing shall not modify Tenant's ongoing obligations to Subtenant expressly set forth in the Sublease. Sub-Subtenant hereby acknowledges and agrees that neither Tenant nor any agent of Tenant has made any representation or warranty to Sub-Subtenant regarding the condition of the Sub-Sublet Premises or the Project, or with respect to the suitability of any of the foregoing for the conduct of Sub-Subtenant's business. Subtenant and Sub-Subtenant hereby represent and warrant to Tenant that (i) Sub-Subtenant meets or exceeds the minimum net worth set forth in clause (i) of Section 9.16 of the Sublease for a proposed transferee, (ii) the copy of the Sub-Sublease attached hereto is a full, complete and accurate

873479.02/SD 888888-00823/10-3-18/mjh/mjh	-2-

copy of the Sub-Sublease, and (iii) there are no other documents or instruments relating to the use of the Sub-Sublet Premises by Sub-Subtenant other than the Sub-Sublease.
2.    Reimbursement of Landlord and Tenant. Within thirty (30) days after invoice from Landlord or Tenant (as applicable), Subtenant shall reimburse (i) Landlord for any and all reasonable costs and expenses, including, without limitation, reasonable attorneys' fees, incurred by Landlord in connection with Landlord's review of and consent to the Sub-Sublease and preparation and negotiation of this Agreement (which payment will satisfy Tenant's obligation to reimburse Landlord for such costs under the Lease), and (ii) Tenant for any and all reasonable costs and expenses, including, without limitation, reasonable attorneys' fees, incurred by Tenant in connection with Tenant's review of and consent to the Sub-Sublease and preparation and negotiation of this Agreement.
3.    Non‑Release of Tenant and Subtenant; Further Transfers. Neither the Sub-Sublease nor this consent thereto shall release or discharge Tenant (with respect to Landlord and the Lease) or Subtenant (with respect to Tenant and the Sublease) or Guarantor (with respect to Tenant and the Sublease), from any liability, whether past, present or future, under the Lease, Sublease, or Guaranty, respectively, or alter the primary liability of (A) Tenant to pay the rent and perform and comply with all of the obligations of Tenant to be performed under the Lease (including the payment of all bills rendered by Landlord for charges incurred by Sub-Subtenant for services and materials supplied to the Sub-Sublet Premises), (B) Subtenant to pay the rent and perform and comply with all of the obligations of Subtenant to be performed under the Sublease (including the payment of all bills rendered by Tenant for charges incurred by Sub-Subtenant for services and materials supplied to the Sub-Sublet Premises), or (C) Guarantor to perform and comply with all the obligations of Guarantor to be performed under the Guaranty. Neither the Sub-Sublease nor this consent thereto shall be construed as (i) a waiver of Landlord's right to consent (in each case, to the extent such consent is required under the Lease) to any further subletting by Tenant, by Subtenant and/or by Sub-Subtenant (including, without limitation, pursuant to the exercise by Sub-Subtenant of any expansion right or right of first offer/refusal set forth in the Sub-Sublease, each of which shall require Landlord's prior written consent) or to any assignment by Tenant of the Lease or assignment by Subtenant of the Sublease, or assignment by Sub-Subtenant of the Sub-Sublease, (ii) a consent by either Landlord or Tenant to any portion of the Sub-Sublet Premises being used or occupied by any other party, or (iii) a waiver of Tenant's right to consent to any further subletting either by Subtenant and/or Sub-Subtenant (including, without limitation, pursuant to the exercise by Sub-Subtenant of any expansion right or right of first offer/refusal set forth in the Sub-Sublease, each of which shall require Tenant's prior written consent) or to any assignment by Subtenant of the Sublease, or assignment by Sub-Subtenant of the Sub-Sublease. Notwithstanding the preceding portion of this Section 3 or any provision to the contrary set forth in the Lease or the Sublease, neither Landlord's nor Tenant's consent shall be required in connection with any assignment or subleasing of Sub-Subtenant's interest in the Sub-Sublease that would constitute a "Permitted Transfer" pursuant to the terms of Section 15.1 of the Lease, if all references in Section 15.1 were deemed to refer to "Sub-Subtenant" instead of "Tenant" and to the "Sub-Sublease" instead of the "Lease". The foregoing shall not release Sub-Subtenant of any of Sub-Subtenant's obligations with respect to any transfer as set forth in Section 9.16 of the Sub-Sublease.

873479.02/SD 888888-00823/10-3-18/mjh/mjh	-3-

4.    Relationship With Landlord. Subtenant hereby assigns and transfers to Tenant, pursuant to the express terms and conditions of this Section 4 and conditioned thereon, Subtenant's interest in the Sub-Sublease and all rentals and income arising therefrom, provided, however, that, Tenant confirms and agrees that any such rentals or income received by Tenant as a result of such assignment are subject to the assignment by Tenant to Landlord of its interest in the Sublease and all rentals and income arising therefrom, as set forth in the Sublease Consent. Tenant, by consenting to the Sub-Sublease agrees that until an event of default beyond all applicable notice and cure periods shall occur in the performance of Subtenant's obligations under the Sublease, Subtenant may receive, collect and enjoy the full benefits of such interest in the Sub-Sublease, including, without limitation, rents accruing under the Sub-Sublease. In the event Subtenant shall be in default in the performance of its obligations to Tenant under the Sublease beyond any applicable notice and cure period, Tenant may, at its option by notice to Subtenant and Sub-Subtenant, elect to receive and collect, directly from Sub-Subtenant, all rent and any other sums owing and to be owed by Sub-Subtenant under the Sub-Sublease, as further set forth in Section 4.1 below. In the event Tenant shall be in default in the performance of its obligations to Landlord under the Lease and Subtenant shall be in default in the performance of its obligations to Tenant under the Sublease (in each case, beyond any applicable notice and cure periods set forth therein), Landlord may, at its option by notice to Tenant, Subtenant, and Sub-Subtenant elect to receive and collect, directly from Sub-Subtenant, all rent and any other sums owing and to be owed by Sub-Subtenant under the Sub-Sublease, as further set forth in Section 4.1, below. In the event that the Sublease shall be terminated, Tenant may, at its option by notice to Subtenant and Sub-Subtenant, either (x) terminate the Sub-Sublease, or (ii) elect to succeed to Subtenant's interest in the Sub-Sublease and cause Sub-Subtenant to attorn to Tenant, as further set forth in Section 4.2 below. In the event that both the Lease and the Sublease shall be terminated, Landlord may, at its option by notice to Tenant, Subtenant and Sub-Subtenant, either (i) terminate the Sub-Sublease, or (ii) elect to succeed to Subtenant's interest in the Sub-Sublease and cause Sub-Subtenant to attorn to Landlord, as further set forth in Section 4.2, below.
4.1    Landlord's or Tenant's Election to Receive Rents. Tenant shall not, by reason of the Sub-Sublease, nor by reason of the collection of rents or any other sums from the Sub-Subtenant pursuant to Section 4, above, be deemed liable to Sub-Subtenant for any failure of Subtenant to perform and comply with any obligation of Subtenant, and Subtenant hereby irrevocably authorizes and directs Sub-Subtenant, upon receipt of any written notice from Tenant stating that a default exists in the performance of Subtenant's obligations under the Sublease (beyond any applicable notice and cure periods), to pay to Tenant the rents and any other sums due and to become due under the Sub-Sublease. Subtenant agrees that Sub-Subtenant shall have the right to rely upon any such statement and request from Tenant, and that Sub-Subtenant shall pay any such rents and any other sums to Tenant without any obligation or right to inquire as to whether such default exists and notwithstanding any notice from or claim from Subtenant to the contrary. Subtenant shall not have, and hereby waives, any right or claim against Sub-Subtenant for any such rents or any other sums so paid by Sub-Subtenant to Tenant. Tenant shall credit Subtenant with any rent or other sums received by Tenant under the assignment set forth in Section 4 above, provided, that, acceptance of any rent or other payments from Sub-Subtenant as the result of any default by Subtenant shall in no manner whatsoever be deemed an attornment by Tenant to Sub-Subtenant or by Sub-Subtenant to Tenant, be deemed a waiver by Tenant of any provision of the Sublease, or

873479.02/SD 888888-00823/10-3-18/mjh/mjh	-4-

serve to release Subtenant from any liability under the terms, covenants, conditions, provisions or agreements under the Sublease. Notwithstanding the foregoing, any other payment of rent from the Sub-Subtenant directly to Tenant, regardless of the circumstances or reasons therefor, shall in no manner whatsoever be deemed an attornment by the Sub-Subtenant to Tenant in the absence of a specific written agreement signed by Tenant to such an effect. Landlord shall not, by reason of the Sub-Sublease, nor by reason of the collection of rents or any other sums from the Sub-Subtenant pursuant to Section 4, above, be deemed liable to Sub-Subtenant for any failure of Tenant or Subtenant to perform and comply with any obligation of Tenant or Subtenant, respectively, and Tenant and Subtenant hereby irrevocably authorizes and directs Sub-Subtenant, upon receipt of any written notice from Landlord stating that a default exists in the performance of Tenant's obligations under the Lease (beyond any applicable notice and cure periods), to pay to Landlord the rents and any other sums due and to become due under the Sub-Sublease. Tenant and Subtenant agree that Sub-Subtenant shall have the right to rely upon any such statement and request from Landlord, and that Sub-Subtenant shall pay any such rents and any other sums to Landlord without any obligation or right to inquire as to whether such default exists and notwithstanding any notice from or claim from Tenant or Subtenant to the contrary. Neither Tenant nor Subtenant shall have, and each hereby waives, any right or claim against Sub-Subtenant for any such rents or any other sums so paid by Sub-Subtenant to Landlord. Landlord shall credit Tenant, as applicable, with any rent or other sums received by Landlord under the assignment set forth in the Sublease Consent, provided, that the acceptance of any payment on account of rent from the Sub-Subtenant as the result of any such default by Tenant shall in no manner whatsoever be deemed an attornment by the Landlord to Sub-Subtenant or by Sub-Subtenant to Landlord, be deemed a waiver by Landlord of any provision of the Lease, or serve to release Tenant or Subtenant from any liability under the terms, covenants, conditions, provisions or agreements under the Lease or the Sublease, respectively. Notwithstanding the foregoing, any other payment of rent from the Sub-Subtenant directly to Landlord, regardless of the circumstances or reasons therefor, shall in no manner whatsoever be deemed an attornment by the Sub-Subtenant to Landlord in the absence of a specific written agreement signed by Landlord to such an effect.
4.2    Landlord's or Tenant's Election of Sub-Subtenant's Attornment. If either Landlord or Tenant elects, at its option, to cause Sub-Subtenant to attorn to Landlord or Tenant (as applicable) pursuant to Section 4, above, Landlord or Tenant (as applicable) shall undertake the obligations of Subtenant under the Sub-Sublease from the time of the exercise of the option, but (i) neither Landlord nor Tenant shall be liable for any prepayment of more than one month's rent or any security deposit paid by Sub-Subtenant unless such payment of security deposit has actually been received by Landlord or Tenant (as applicable), (ii) Landlord shall not be liable for any previous act or omission of Tenant or Subtenant under the Sublease or the Sub-Sublease, or for any other defaults of Tenant or Subtenant under the Sublease or the Sub-Sublease, except for any default of a continuing nature that continues after the date Landlord undertakes the obligations of Tenant under the Sublease, (iii) Tenant shall not be liable for any previous act or omission of Subtenant under the Sub-Sublease, or for any other defaults of Subtenant under the Sub-Sublease, except for any default of a continuing nature that continues after the date Tenant undertakes the obligations of Subtenant under the Sub-Sublease, (iv) Landlord shall not be subject to any defenses or offsets previously accrued which Sub-Subtenant may have against Tenant and/or Subtenant, (v) Tenant shall not be subject to any defenses or offsets previously accrued which Sub-Subtenant may have

873479.02/SD 888888-00823/10-3-18/mjh/mjh	-5-

against Subtenant, or (vi) neither Landlord nor Tenant shall be bound by any changes or modifications made to the Sub-Sublease without the written consent of both Landlord and Tenant, which consent shall not be unreasonably withheld, conditioned or delayed. Upon either Tenant's or Landlord's election to undertake the obligations of Subtenant under the Sub-Sublease as permitted above, Subtenant shall promptly remit to Landlord or Tenant (as applicable) any unapplied security deposit that is held by Subtenant under the terms of the Sub-Sublease.
4.3    Operational Matters. Notwithstanding Landlord's consent to the Sub-Sublease as set forth herein, Landlord shall not be obligated to accept from Sub-Subtenant any payments of minimum rental or Tenant's Operating Cost Share due under the Lease, all of which shall be paid by Tenant as set forth in the Lease, and notwithstanding Tenant's consent to the Sub-Sublease as set forth herein, Tenant shall not be obligated to accept from Sub-Subtenant any payments of Rent (as defined in the Sublease) due under the Sublease, all of which shall be paid by Subtenant as set forth in the Sublease. Requests for Building services as provided under the Lease, including without limitation, parking privileges, repair and maintenance services, or any other services or obligations to be performed by Landlord under the terms of the Lease, shall be made by Tenant, and Landlord shall have no obligation to respond to any direct request of Sub-Subtenant regarding the same.
4.4    Parking. Notwithstanding any provisions to the contrary contained in the Sub-Sublease, or any other sublease, assignment, amendment or other agreement between Subtenant and Sub-Subtenant, any and all unreserved parking spaces allocated to Sub-Subtenant for the Sub-Sublet Premises are limited to such unreserved parking spaces that make up Subtenant's allotment of unreserved parking spaces provided under the Sublease. The total number of unreserved parking spaces provided under the Lease will not increase or decrease irrespective of how Subtenant allocates such parking spaces under the Sub-Sublease or otherwise.
4.5    No Waiver. The acceptance of any amounts by Landlord from Sub-Subtenant or any other party shall not be deemed a waiver by Landlord of the obligation of Tenant to pay any or all amounts due and owing under the Lease, provided that Landlord shall credit Tenant with any such amounts received by Landlord. The performance of any obligation required by Tenant under the Lease by Sub-Subtenant or any other party shall not be deemed a waiver by Landlord of the duty of Tenant to perform such obligation or any other obligation as to which performance is or becomes due under the Lease. The acceptance of any amounts by Tenant from Sub-Subtenant or any other party shall not be deemed a waiver by Tenant of the obligation of Subtenant to pay any or all amounts due and owing under the Sublease, provided that Tenant shall credit Subtenant with any such amounts received by Tenant. The performance of any obligation required by Subtenant under the Sublease by Sub-Subtenant or any other party shall not be deemed a waiver by Tenant of the duty of Subtenant to perform such obligation or any other obligation as to which performance is or becomes due under the Sublease.
4.6    Acts of Sub-Subtenant. Any act or omission by Sub-Subtenant, or by any other person or entity for whose acts or omissions Tenant is liable or responsible under the terms of the Lease, that violates any of the provisions of the Lease, shall be deemed a violation of the Lease by Tenant, subject to any applicable notice and cure provisions contained in the Lease. Any

873479.02/SD 888888-00823/10-3-18/mjh/mjh	-6-

act or omission by Sub-Subtenant, or by any other person or entity for whose acts or omissions Subtenant is liable or responsible under the terms of the Sublease, that violates any of the provisions of the Sublease or the Lease, shall be deemed a violation of the Sublease by Subtenant, subject to any applicable notice and cure provisions contained in the Sublease.
4.7    Indemnification. Sub-Subtenant shall indemnify, defend and hold Landlord and Tenant, their members, partners, subpartners, shareholders and each of their respective officers, directors, agents, employees and contractors (each, an "Indemnified Party" and collectively, the "Indemnified Parties") harmless from any and all liability for bodily injury to or death of any person, or loss of or damage to the property of any person, and all actions, claims, demands, costs (including, but not limited to, reasonable attorneys' fees), damages or expenses of any kind (collectively, "Claims") arising therefrom which may be brought or made against the Indemnified Parties or which the Indemnified Parties may pay or incur by reason of the use, occupancy and enjoyment of the Sub-Sublet Premises by Sub-Subtenant or any invitees, sublessees, licensees, assignees, agents, employees or contractors of Sub-Subtenant or holding under Sub-Subtenant (including, but not limited to, any such matters arising out of or in connection with any early entry upon the Sub-Sublet Premises by Sub-Subtenant pursuant to the terms of the Sub-Sublease) from any cause whatsoever other than negligence or willful misconduct or omission by the Indemnified Party making the Claim under this Section 4.7. The Indemnified Parties shall not be liable for, and Sub-Subtenant hereby waives all claims against such persons for damages to goods, wares and merchandise in or upon the Sub-Sublet Premises or for injuries to Sub-Subtenant, its agents or third persons in or upon the Sub-Sublet Premises, from any cause whatsoever other than negligence or willful misconduct or omission by the applicable Indemnified Party. Sub-Subtenant shall give prompt notice to Landlord and Tenant of any casualty or accident in on or about the Sub-Sublet Premises. Subtenant confirms that Sub-Subtenant's indemnity above is in addition to, and does not replace, modify or negate, Subtenant's indemnification obligations under the Sublease (including without limitation, Subtenant's indemnification of Tenant in Section 11.3 of the Sublease) or the Sublease Consent (including, without limitation, Subtenant's indemnification of Landlord in Section 4.6 of the Sublease Consent. Tenant confirms that Sub-Subtenant's and Subtenant's indemnities are in addition to (and do not replace, modify, or negate) Tenant's indemnification obligations under the Lease, including, without limitation, Tenant's indemnification of Landlord set forth in Section 14.6(a) of the Lease. The provisions of this Section 4.7 shall survive the expiration or sooner termination of the Sub-Sublease with respect to any claims or liability arising in connection with any event occurring prior to such expiration or termination.
4.8    Insurance. Prior to Sub-Subtenant's occupancy of the Sub-Sublet Premises, Sub-Subtenant shall provide Landlord and Tenant with certificates of all of the insurance required to be carried by Sub-Subtenant by the terms of the Sub-Sublease, which shall show Landlord and Tenant as being additional insureds thereunder. The waiver of subrogation contained in Section 14.4 of the Lease shall apply as between Landlord and Sub-Subtenant and as between Tenant and Sub-Subtenant.
4.9    No Consent to Alterations or Particular Use. Notwithstanding anything contained in the Sub-Sublease to the contrary, Landlord's or Tenant's consent to the Sub-Sublease as contained in this Agreement shall not be deemed to be a consent to (i) any alteration or work of

873479.02/SD 888888-00823/10-3-18/mjh/mjh	-7-

improvement that Tenant, Subtenant or Sub-Subtenant may desire or intend in the Sub-Sublet Premises, (ii) any use of hazardous, radioactive or toxic materials in or about the Sub-Sublet Premises, except as expressly permitted in the Lease, including without limitation pursuant to Sections 13.1 and 13.6 of the Lease, or (iii) any signage proposed to be installed for the benefit of Sub-Subtenant.
4.10    Surrender. Notwithstanding anything contained in the Sub-Sublease to the contrary, all Improvements made by Sub-Subtenant to the Sub-Sublet Premises, subject to Landlord's right to require removal or to elect ownership, shall become the property of Landlord at the end of the term of the Lease in accordance with Sections 11.2 and 12.2 of the Lease. If Landlord elects to require removal of any Improvements or other alterations, modifications or additions made by Sub-Subtenant to the Sub-Sublet Premises, Subtenant acknowledges that, per the terms of the Sublease, Subtenant shall perform (or cause Sub-Subtenant to perform) such removal and restoration work in compliance with the terms of the Lease and Sublease at no cost to Landlord or Tenant.
5.    General Provisions.
5.1    Consideration for Sub-Sublease. Subtenant and Sub-Subtenant represent and warrant that there are no additional payments of rent or any other consideration of any type payable by Sub-Subtenant to Subtenant with regard to the Sub-Sublet Premises other than as disclosed in the Sub-Sublease. Pursuant to and in accordance with Section 9.16 of the Sublease, Subtenant shall pay Tenant (the "Transfer Premium") one-half (1/2) of all cash sums and other economic considerations received by Subtenant in connection with the Sub-Sublease, after first deducting therefrom (i) the minimum rental due under the Sublease for the Sub-Sublet Premises (calculated based on the average per square foot amount that Subtenant is required to pay under the Sublease for the Subleased Premises) for the corresponding period, (ii) any costs incurred by Subtenant for leasehold improvements in the Sub-Sublet Premises for the specific benefit of Sub-Subtenant in connection with the Sub-Sublease, amortized over the remaining term of the Sublease, and (iii) any reasonable real estate commissions and/or reasonable attorneys' fees actually incurred by Subtenant in connection with the Sub-Sublease (amortized over the term of the Sub-Sublease). Prior to the date Sub-Subtenant commences paying rent under the Sub-Sublease, Subtenant will provide Tenant with the following: (A) a calculation of the amount of the total costs to complete any improvements to the Sub-Sublet Premises (along with supporting documentation reasonably acceptable to Tenant) and a calculation the monthly amortized amount to be deducted for such costs as set forth above, (B) a calculation of the total amount of real estate commissions and/or reasonable legal fees paid by Subtenant in connection with the Sub-Sublease (along with supporting documentation reasonably acceptable to Tenant) and a calculation of the monthly amortized amount to be deducted for such costs as set forth above, and (C) a schedule setting forth the determination of the estimated amount of the Transfer Premium payable to Tenant during the term of the Sub-Sublease calculated as set forth above (and assuming that Sub-Subtenant timely pays the amount of Rent due and owing under the Sub-Sublease for each month). To the extent that the actual costs, fees or commissions referenced in the immediately preceding sentence (the "Costs") are not final or known to Subtenant as of the date on which Subtenant provides such information to Tenant, Subtenant shall provide Tenant with a reasonable estimate thereof. Promptly after the Costs have been finalized (and in any event within sixty (60) days after the first Rent Commencement Date

873479.02/SD 888888-00823/10-3-18/mjh/mjh	-8-

under the Sub-Sublease), Subtenant shall provide Tenant with an accounting of the actual Costs (including supporting documentation reasonably acceptable to Tenant), and future payments of the Transfer Premium shall be equitably adjusted to reflect the variance between the estimated Costs and the actual Costs, including to reflect any underpayment or overpayment of the Transfer Premium by Subtenant prior to the date of such accounting. Subtenant shall pay each Transfer Premium payment to Tenant within ten (10) days after Subtenant receives Sub-Subtenant's corresponding payment of rent under the Sub-Sublease. Notwithstanding the foregoing, Landlord acknowledges that the consideration payable by Subtenant under the Sublease (including, without limitation, the Transfer Premium) does not alter the amounts due to Landlord under the Lease or create an obligation under the Lease for payment of a transfer premium in addition to amounts due to Landlord under the Lease.
5.2    Brokerage Commission. Subtenant and Sub-Subtenant covenant and agree that under no circumstances shall Landlord or Tenant be liable for any brokerage commission or other charge or expense in connection with the Sub-Sublease, and Subtenant and Sub-Subtenant agree to protect, defend, indemnify and hold Landlord and Tenant harmless from the same and from any cost or expense (including but not limited to reasonable attorneys' fees) incurred by Landlord or Tenant in resisting any claim for any such brokerage commission.
5.3    [Intentionally Deleted]
5.4    Controlling Law. The terms and provisions of this Agreement shall be construed in accordance with and governed by the laws of the State in which the Premises are located.
5.5    Binding Effect. Without limiting the restrictions, terms and conditions governing assignment and subletting set forth in the Lease, Sublease or Sub-Sublease (as applicable), this Agreement shall be binding upon and inure to the benefit of the parties hereto, their heirs, successors and assigns. As used herein, the singular number includes the plural and the masculine gender includes the feminine and neuter.
5.6    Captions. The paragraph captions utilized herein are in no way intended to interpret or limit the terms and conditions hereof; rather, they are intended for purposes of convenience only.
5.7    Partial Invalidity. If any term, provision or condition contained in this Agreement shall, to any extent, be invalid or unenforceable, the remainder of this Agreement, or the application of such term, provision or condition to persons or circumstances other than those with respect to which it is invalid or unenforceable, shall not be affected thereby, and each and every other term, provision and condition of this Agreement shall be valid and enforceable to the fullest extent possible permitted by law.
5.8    Attorneys' Fees. If any party commences litigation against another party for the specific performance of this Agreement, for damages for the breach hereof or otherwise for enforcement of any remedy hereunder, the parties hereto agree to and hereby do waive any right to a trial by jury and, in the event of any such commencement of litigation, the prevailing party shall

873479.02/SD 888888-00823/10-3-18/mjh/mjh	-9-

be entitled to recover from such party all costs, including reasonable attorneys', and experts' fees and costs, as may have been incurred.
5.9    Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original Agreement, but all of which, taken together, shall constitute one and the same Agreement, binding on the parties hereto. The signature of any party hereto to any counterpart hereof shall be deemed a signature to, and may be appended to, any other counterpart hereof.
5.10    SEC Filings. In the event either Subtenant or Sub-Subtenant or any of their respective affiliates (such party, a "Filing Party") is required to file with the Securities and Exchange Commission or the securities regulators of any state or other jurisdiction a registration statement or any other disclosure document which describes or refers to the Sub-Sublease or this Agreement under the Securities Act of 1933, as amended, the Securities Exchange Act, of 1934, as amended, any other applicable securities law or the rules of any national securities exchange, the Filing Party shall be entitled to file an unredacted copy of the Lease, the Sublease, the Sub-Sublease, this Agreement and a copy of the Fifth Amendment with those redactions of the Fifth Amendment reflected in the version attached to Exhibit A-1 of the Sub-Sublease.
5.11    Consents under Sub-Sublease. Each of Sub-Subtenant and Subtenant acknowledges and agrees that this Agreement constitutes the Master Landlord Consent and the Sublandlord Consent (each as defined in the Sub-Sublease) under the Sub-Sublease.
5.12    Acknowledgment by Guarantor. Guarantor acknowledges receipt of the Sub-Sublease and this Agreement and consents thereto. Guarantor further confirms and agrees that the obligations of Guarantor under and with respect to the Guaranty shall continue to apply to the Sublease and shall not otherwise be impaired or affected by the Sub-Sublease. The Guaranty is hereby continued, confirmed and ratified in all respects.
5.13    Required Accessibility Disclosure. For purposes of Section 1938(a) of the California Civil Code, Landlord, Tenant and Subtenant hereby disclose to Sub-Subtenant and each other that the Sub-Sublet Premises have not undergone inspection by a certified access specialist (CASp). The following notice is hereby made pursuant to Section 1938(e) of the California Civil Code:
"A Certified Access Specialist (CASp) can inspect the subject premises and determine whether the subject premises comply with all of the applicable construction-related accessibility standards under state law. Although state law does not require a CASp inspection of the subject premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a CASp inspection of the subject premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant. The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the premises."

873479.02/SD 888888-00823/10-3-18/mjh/mjh	-10-

In furtherance of and in connection with such notice, Tenant, Subtenant and Sub-Subtenant, each having read such notice and understanding their right to request and obtain a CASp inspection and with advice of counsel, each hereby elects not to obtain such CASp inspection and forever waives its rights to obtain a CASp inspection with respect to the Sub-Sublet Premises to the extent permitted by applicable laws now or hereafter in effect.
5.14    Notices. All notices, consents, waivers and other communications shall be delivered in accordance with Article 21 of the Original Lease to the parties at their respective addresses as set forth below (or such other notice addresses provided by any party to the other parties in accordance with the terms hereof).

To Landlord:	HCP BTC, LLC c/o HCP, Inc. 3000 Meridian Blvd., Suite 200 Franklin, Tennessee 37067 Attention: Legal Department

with a copy to:
Allen Matkins Leck Gamble Mallory & Natsis LLP
1901 Avenue of the Stars, Suite 1800
Los Angeles, California 90067
Attention: Anton N. Natsis, Esq.

To Tenant:	Amgen Inc.
One Amgen Center Drive
Mail Stop: B21-2-A
Thousand Oaks, CA 91320-1799
Attention: Corporate Real Estate

\	with a copy to

Amgen Inc.
One Amgen Center Drive
Thousand Oaks, CA 91320-1799
Attention: Operations Law Group

To Subtenant:	Prothena Biosciences Inc. 331 Oyster Point Boulevard South San Francisco, CA 94080 Attention: Chief Financial Officer

873479.02/SD 888888-00823/10-3-18/mjh/mjh	-11-

with a copy to:

Prothena Biosciences Inc.
331 Oyster Point Boulevard
South San Francisco, CA 94080
Attention: Chief Legal Officer

To Sub-Subtenant:	Before Sub-Sublease Rent Commencement Date:
Assembly Biosciences, Inc.
409 Illinois Street
San Francisco, CA 94158
Attention: Chief Financial Officer

After Sub-Sublease Rent Commencement Date:
Assembly Biosciences, Inc.
331 Oyster Point Boulevard, 4th Floor
South San Francisco, CA 94080
Attention: Chief Financial Officer

with a copy to:

Assembly Biosciences, Inc.
11711 N. Meridian Street, Suite 310
Carmel, IN 46032
Attention: General Counsel
[Signatures follow on next page.]

873479.02/SD 888888-00823/10-3-18/mjh/mjh	-12-

IN WITNESS WHEREOF, the parties have executed this Consent to Sub-Sublease as of the day and year first above written.
LANDLORD:
HCP BTC, LLC,
a Delaware limited liability company

By: /s/Andrew Cressman
Name: Andrew Cressman
Its: VP

TENANT:
AMGEN INC.,
a Delaware corporation
By: /s/ Venkata P. Yepuri
Name: Venkata P. Yepuri
Its: Vice President, Global Business Solutions
and Strategic Sourcing
SUBTENANT:

PROTHENA BIOSCIENCES INC.,
a Delaware corporation
By: /s/ Bill Homan
Name: Bill Homan
Its: Company Secretary

SUB-SUBTENANT:
ASSEMBLY BIOSCIENCES, INC.,
a Delaware corporation
By: /s/ Graham Cooper
Name: Graham Cooper
Its: CFO/COO

[Acknowledgment of Guarantor on next page]

873479.02/SD 888888-00823/10-3-18/mjh/mjh	-13-

ACKNOWLEDGEMENT AND CONSENT
OF GUARANTOR FOR PURPOSES OF
SECTIONS 3 AND 5.12:

PROTHENA CORPORATION plc,
An Ireland public limited company

By: /s/ Bill Homan
Name: Bill Homan
Its: Company Secretary

By: /s/ Karin Walker
Name: Karin Walker
Its: CAO

873479.02/SD 888888-00823/10-3-18/mjh/mjh	-14-

EXHIBIT A
THE SUB-SUBLEASE

873479.02/SD 888888-00823/10-3-18/mjh/mjh	EXHIBIT A -1-